EXHIBIT 21


                            STAR BANC CORPORATION
                       SUBSIDIARIES OF THE REGISTRANT




Star Bank, N.A.  (A)

Star Bank, N.A., Kentucky  (B)

Star Bank, N.A., Indiana  (C)

First National Cincinnati Corporation  (A)

The Miami Valley Insurance Company  (D)

Star Banc Finance Company (A) #

P.N.B. Insurance Agency  (C) *

First-In-Leasing, Inc.  (C) *



(A)  Ohio Corporation
(B)  Kentucky Corporation
(C)  Indiana Corporation
(D)  Arizona Corporation

*  Inactive
#  Effective March 1, 1995